UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

 (Former name or former address, if changed, since last report)

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ITEM 1.01. Entry into a Material Definitive Agreement.

   On December 30, 2005, we completed an exchange of $6,676,750 of our outstanding 12% subordinated notes pursuant to which we agreed to issue 26,707 shares of our Series B Preferred Stock. Of the total amount converted, $6,304,250 was held by three hedge funds, with the remainder held by individual investors. We entered into respective agreements with the individual investors in each of the three hedge funds and the other remaining investors in respect of this transaction. The features of our Series B Preferred Stock are described in our Form 8-K filed on October 17, 2005, which includes the right to convert each share of our Series B preferred Stock into 50 shares of our common stock.  During fiscal years 2003, 2004 and 2005, we issued a total of $7,149,250 in 12% subordinated notes, of which $6,346,750 was held by the three hedge funds, with the remainder held by individual investors. The transaction was effective as of August 31, 2005. The Company’s Chairman is the fund manager of the two of the hedge funds and is the co-manager of the third fund. By effecting the transactions, we significantly reduced our outstanding debt and ongoing debt service.

ITEM 3.01. Sale of Unregistered Securities.

   On December 30, 2005, we completed an exchange of $6,676,750 of our outstanding 12% subordinated notes and agreed to issue 26,707 shares of our Series B Preferred Stock

   We believe that the transaction qualifies as an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, as the transaction involved less that 35 unaccredited investors, and each investor had access to information about us and their investment.

ITEM 9.01. Financial Statements and Exhibits.

- Exhibit 10.31 Form of Exchange Agreement by and between the Company and holders of membership interest in the Funds.

- Exhibit 10.32 Form of Exchange Agreement by and between the Company and holders of the 12% Subordinated Notes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         CCI Group, Inc.

Date: January 5, 2006

                                                    /s/ Mark C. Casolo

                                                    Mark C. Casolo

                                                    Chairman

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